Exhibit 31
CERTIFICATIONS
I, Robert H. Benmosche, certify that:
     1. I have reviewed this Quarterly Report on Form 10-Q/A of American International Group, Inc.; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: November 23, 2010

/s/ ROBERT H. BENMOSCHE
Robert H. Benmosche
President and Chief Executive Officer

CERTIFICATIONS
I, David L. Herzog, certify that:
     1. I have reviewed this Quarterly Report on Form 10-Q/A of American International Group, Inc.;
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
Date: November 23, 2010

/s/ DAVID L. HERZOG
David L. Herzog
Executive Vice President and Chief Financial Officer